SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 10, 2007

South Dakota Soybean Processors, LLC

(Exact name of Registrant as specified in its charter)

South Dakota	000-50253	46-042968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Caspian Ave. PO Box 500
Volga, South Dakota		57071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 647-9240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 10, 2007, the registrant entered into an amendment of its Master Loan Agreement with CoBank, ACB of Omaha, Nebraska. See Item 2.03, the text of which is herein incorporated by reference.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-

Balance Sheet Arrangement of a Registrant.

On October 10, 2007, the registrant entered into an amendment of its Master Loan Agreement with CoBank, ACB of Omaha, Nebraska. Under the amendment, the credit line on the revolving working capital loan is increased from $23 million to $28 million and the maturity is changed from September 1, 2007 to October 1, 2008. In addition, the amendment changes the working capital covenant from a requirement of not less than $6.0 million to a requirement of not less than $6.5 million. All other terms and conditions under the Master Loan Agreement and subsequent amendments remain the same following this amendment. The primary purpose of the revolving working capital loan is to finance the registrant’s inventory and receivables. The amendment will be filed as an exhibit in the registrant’s next periodic report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated:October 18, 2007	By:	/s/ Rodney Christianson
Rodney Christianson,
Chief Executive Officer